Exhibit 99.6

Excerpts from Pace’s Form 10-K for the year ended December 31, 2016

Item 6. Selected Financial Data.

The following table summarizes selected historical financial data and should be read in conjunction with our audited financial statements and the notes related thereto which are included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K.

Statement of Operations Data
		For the Period
	For the	from June 3,
	Year Ended	2015 (inception) to
	December 31, 2016	December 31, 2015
Net loss attributable to ordinary shares	$(3,552,905)	$(258,727)
Per share data:
Basic and diluted net loss per ordinary share	$(0.27)	$(0.04)
Basic and diluted weighted average ordinary shares outstanding (excluding shares subject to possible redemption)	13,290,649	6,228,213

Balance Sheet Data

	December 31, 2016	December 31, 2015
Total assets	$451,169,249	$451,270,085
Total liabilities	$19,819,883	$16,367,814
Working capital	$431,349,366	$434,902,271
Class A ordinary shares subject to possible redemption	$426,349,360	$429,902,270
Shareholders’ equity	$5,000,006	$5,000,001

At December 31, 2016 total assets included $450,898,287 held in the Trust Account which is available to us for the purposes of consummating a Business Combination within the time period described in this Annual Report on Form 10-K, of which $15,750,000 is payable for deferred underwriting fees upon consummation of a Business Combination. If a Business Combination is not consummated within 24 months of the Close Date, we will be dissolved and the proceeds held in the Trust Account will be distributed solely to holders of our Public Shares.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the audited consolidated financial statements and the notes related thereto which are included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Special Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors” and elsewhere in this Annual Report on Form 10-K.

Overview

We are a blank check company incorporated as a Cayman Islands exempted company on June 3, 2015 and formed for the purpose of effecting a Business Combination in the form of a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more target businesses. We have reviewed a number of opportunities to enter into a Business Combination and intend to enter into the Proposed Business Combination described below under “Recent Developments”. However, we are not able to determine at this time whether we will complete a Business Combination with any of the target businesses that we have reviewed or with any other target business. We intend to consummate a Business Combination using cash from the proceeds of our Public Offering and the sale of the Private Placement Warrants, and from additional issuances of, if any, our capital stock and debt, or a combination of cash, stock and debt.

At December 31, 2016, we had cash of $144,046, current liabilities of $4,069,883 and deferred underwriting compensation of $15,750,000. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a Business Combination will be successful.

Recent Developments

Proposed Business Combination

On December 13, 2016, we, Playa, Holdco and New Pace entered into the Transaction Agreement and certain other agreements related to the Transactions. The corporate form of Holdco will be converted to a Dutch public limited liability company prior to consummation of the Business Combination. Upon the terms and subject to the conditions of the Transaction Agreement, we and Playa have agreed to effect a transaction that would replicate the economics of a merger of Pace and Playa.

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns a portfolio consisting of 13 resorts (6,142 rooms) located in Mexico, the Dominican Republic and Jamaica.

The Transaction Agreement and the transactions contemplated thereby (the “Transactions”) were unanimously approved by the Board of Directors of the Company on December 12, 2016.

On December 19, 2016, Holdco filed with the SEC the Form S-4 in connection with the Proposed Business Combination between the Company and Playa. The Form S-4 was declared effective by the SEC on February 10, 2017.

On March 1, 2017, we held a shareholders’ meeting at which our shareholders voted to, among other things, adopt the Transaction Agreement and approve the Transactions. The Transactions are subject to certain conditions and are not expected to close before March 10, 2017 unless the parties agree otherwise. There can be no assurance that the Transactions will close. If the Transactions are not consummated, we will continue to review opportunities to enter into Business Combination with another target business. In such event, there can be no assurance that we will complete a Business Combination with any other target business.

For additional information regarding the Transaction Agreement, the Transactions and Playa, including the risks and uncertainties regarding the Transactions and Playa’s business, see the Proxy Statement filed by the Company with the SEC on February 13, 2017.

The Transaction Agreement

Subject to the terms and conditions of the Transaction Agreement:

•	We will enter into a warrant agreement with our Sponsor, pursuant to which we will issue warrants to acquire Class A ordinary shares, par value $0.0001 per share, which warrants will, pursuant to the Pace Merger, be exchanged for warrants to acquire Holdco Shares, in each case, upon the occurrence of certain events;

•	We will enter into Securities Purchase Agreements with the Playa Preferred Shareholders to acquire all of the Playa Preferred Shares for an aggregate consideration value of approximately $346,000,000 plus additional arrearages and any accrued but unpaid dividends after December 31, 2016 through the closing of the Proposed Business Combination, subject to, in the case of the acquisition of Playa Preferred Shares from HI Holdings Playa, adjustment if any of the Playa Preferred Shares are converted into Playa Common Shares following the date of the Transaction Agreement pursuant to the Securities Purchase Agreement entered into with HI Holdings Playa which, following acquisition of the Playa Preferred Shares from the Playa Preferred Shareholders, will be held by Holdco as our successor in interest under the Securities Purchase Agreements;

•	The Sponsor will surrender for no consideration (i) 3,750,000 Founder Shares and (ii) 7,333,333 Private Placement Warrants;

•	We will merge with and into New Pace, with New Pace being the surviving company in the Pace Merger;

•	Following the consummation of the Pace Merger, Holdco, as our successor in interest by means of assignment under the Securities Purchase Agreements with the Playa Preferred Shareholders, will acquire all of the Playa Preferred Shares from the Playa Preferred Shareholders; and

•	Playa will merge with and into Holdco, with Holdco being the surviving company in the Playa Merger.

Upon the closing of the Transactions, our securities will be delisted from NASDAQ. The Holdco shares and warrants are expected to be listed on the NASDAQ and trade under the symbols “PLYA” and “PLYAW”, respectively, following completion of the Transactions. There can be no assurance that the Holdco securities will be listed on the NASDAQ.

Private Placement Subscription Agreements

In connection with the execution of the Transaction Agreement, we entered into subscription agreements with certain investors, including affiliates and certain members of our management, pursuant to which such investors agreed to subscribe for and purchase, and we agreed to issue and sell to such investors, newly issued Class A Shares in the “Business Combination Private Placement. At the effective time of the Pace Merger, each Class A Share purchased in the Business Combination Private Placement will be exchanged for an equivalent number of New Pace Class A Shares upon consummation of the Pace Merger, which such shares will be issued to the exchange agent and, immediately after the Pace Merger and prior to the consummation of the Playa Merger, will be exchanged for an equivalent number of Holdco Shares. The Business Combination Private Placement is contingent upon, among other things, the closing of the Proposed Business Combination.

In addition, prior to the consummation of the Proposed Business Combination, Holdco intends to offer up to $1,000,000 of Holdco Shares to Playa employees, their family members and persons with business relationships with Playa. The offer price will equal the effective price per Class A share paid by investors unaffiliated with the Company in the Business Combination Private Placement. The closing of this offering is contingent upon, among other things, the closing of the Proposed Business Combination and is expected to occur after the closing of the Proposed Business Combination. The number of shares sold pursuant to this offering will reduce by an equivalent number of Holdco Shares the commitment of certain affiliates and members of our management to purchase Class A shares in the Business Combination Private Placement.

NASDAQ Notice

On January 5, 2017, we received a letter from the staff of the Listing Qualifications Department of The Nasdaq Stock Market (“NASDAQ”) notifying us that we no longer comply with NASDAQ Listing Rule 5620(a) for continued listing due to our failure to hold an annual meeting of shareholders within twelve months of the end of our fiscal year ended December 31, 2015. We had 45 calendar days from January 5, 2017 to submit a plan to regain compliance.

On February 21, 2017, we submitted our plan to NASDAQ. If NASDAQ accepts the Company’s plan, NASDAQ may grant an exception of up to 180 calendar days from the fiscal year end, or until June 29, 2017, to regain compliance.

Shareholders’ Meeting

On March 1, 2017, we held a shareholders’ meeting at which our shareholders voted to, among other things, adopt the Transaction Agreement and approve the Transactions. The Transactions are subject to certain conditions and are not expected to close before March 10, 2017 unless the parties agree otherwise. There can be no assurance that the Transactions will close. If the Transactions are not consummated, we will continue to review opportunities to enter into a Business Combination with another target business. In such event, there can be no assurance that we will complete a Business Combination with any other target business.

Results of Operations

For the year ended December 31, 2016, we incurred a net loss of $3,552,905. For the period from June 3, 2015 (“Inception”) to December 31, 2015, we incurred a net loss of $258,727. Our business activities from Inception through December 31, 2016 consisted solely of completing our Public Offering, and identifying, evaluating and undertaking a Business Combination.

Liquidity and Capital Resources

On June 30, 2015, our Sponsor purchased 10,062,500 Class F ordinary shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. On September 4, 2015, our Sponsor transferred 35,000 Class F ordinary shares to each of our four independent directors at their original purchase price. Immediately prior to the pricing of the Public Offering, on September 10, 2015, our board of directors effected a capitalization of 1,437,500 Class F ordinary shares to the Initial Shareholders, resulting in an aggregate issuance of 11,500,000 Founder Shares of which 1,500,000 shares were subject to forfeiture by our Sponsor if the Underwriters’ over-allotment option was not exercised in full by a specified date. On October 25, 2015, our Sponsor forfeited 250,000 Founder Shares on the expiration of the unexercised portion of the Underwriters’ over-allotment option so that the Founder Shares would represent 20% of the total ordinary shares outstanding. Following the capitalization and forfeiture, our Sponsor held 11,090,000 Founder Shares and each of our four independent directors held 40,000 Founder Shares.

On September 16, 2015, we consummated the Public Offering of 45,000,000 Units (which included the purchase of 5,000,000 Units subject to the Underwriters’ 6,000,000 Unit over-allotment option) at a price of $10.00 per Unit generating gross proceeds of $450,000,000 before underwriting discounts and expenses. Prior to the Close Date, we completed the private sale of an aggregate of 22,000,000 Private Placement Warrants, each exercisable to purchase one third of one Class A ordinary share for one third of $11.50 per one third share, to our Sponsor, at a price of $0.50 per Private Placement Warrant.

We received gross proceeds from the Public Offering and the sale of the Private Placement Warrants of $450,000,000 and $11,000,000, respectively, for an aggregate of $461,000,000. $450,000,000 of the gross proceeds were deposited in the Trust Account. At the Close Date, the remaining $11,000,000 was held outside of the Trust Account, of which $9,000,000 was used to pay underwriting discounts and $300,000 was used to repay notes payable to our Sponsor, with the balance reserved to pay accrued offering and formation costs, business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. In the future, a portion of interest income on the funds held in the Trust Account may be released to us to pay tax obligations.

At December 31, 2016, funds held in the Trust Account consisted solely of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest solely in United States Treasuries. Due to the short-term nature of the money market fund’s investments, we do not believe that we are subject to material interest rate risk.

At December 31, 2016, we had cash held outside of the Trust Account of $144,046, which is available to fund our working capital requirements. Additionally, we had up to $1,000,000 available to us under an unsecured promissory note issued to our Sponsor (the “Note”) on November 9, 2016. The Note allows for borrowings of up to $1,250,000, and had a balance due of $250,000 at December 31, 2016.

At December 31, 2016, we had current liabilities of $4,069,883, largely due to amounts owed to professionals, consultants, advisors and others who performed services related to our identifying, evaluating and undertaking a Business Combination. The process of undertaking a Business Combination is continuing after December 31, 2016 and additional expenses will be incurred. Such expenses may be significant, and we expect some portion of these expenses to be paid upon consummation of a Business Combination. We may request loans from our Sponsor, affiliates of our Sponsor or certain of our executive officers and directors to fund our working capital requirements prior to completing a Business Combination. We may use working capital to repay such loans, but no proceeds from the Trust Account will be utilized for such repayment. Additional funds could also be raised through a private offering of debt or equity. Our Sponsor, affiliates of our Sponsor, executive officers and directors are not obligated to make loans to us, and we may not be able to raise additional funds from unaffiliated parties. If we are unable to fund future working capital needs, if any, prior to completion of a Business Combination, our ability to continue as a going concern may be impaired.

We have 24 months after the Close Date to complete a Business Combination. If we do not complete a Business Combination within this time period, we shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest, net of tax (less up to $50,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the shareholder rights of owners of Class A ordinary shares (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

We intend to use substantially all of the funds held in the Trust Account, including earned interest (which interest shall be net of taxes payable) to consummate a Business Combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate a Business Combination, the remaining proceeds held in the Trust Account after completion of the Business Combination and redemptions of Class A ordinary shares, if any, will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategy.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our Business Combination. Moreover, we may need to obtain additional financing either to complete a Business Combination or because we become obligated to redeem a significant number of our Class A ordinary shares upon completion of a Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an administrative agreement to pay monthly recurring expenses of $10,000 for office space, administrative and support services to an affiliate of our Sponsor. The agreement terminates upon the earlier of the completion of a Business Combination or the liquidation of the Company.

Item 8. Financial Statements and Supplementary Data.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Pace Holdings Corp.:

We have audited the accompanying consolidated balance sheets of Pace Holdings Corp. as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the year ended December 31, 2016 and the period from June 3, 2015 (inception) to December 31, 2015, and the related notes to the consolidated financial statements. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pace Holdings Corp. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and period from June 3, 2015 (inception) to December 31, 2015, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has current liabilities in excess of cash on hand and its lack of resources to pay the current liabilities raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements and related notes to the consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/KPMG LLP

Fort Worth, Texas
March 3, 2017

Pace Holdings Corp.

Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash	$144,046	$1,117,746
Prepaid expenses	126,916	152,339

Total current assets	270,962	1,270,085
Investments held in Trust Account	450,898,287	450,000,000

Total assets	$451,169,249	$451,270,085

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued professional fees and other expenses	$3,819,883	$52,010
Notes payable- related party	250,000	—
Accrued offering costs	—	565,804

Total current liabilities	4,069,883	617,814
Deferred underwriting compensation	15,750,000	15,750,000

Total liabilities	19,819,883	16,367,814
Commitments and contingencies
Class A ordinary shares subject to possible redemption; 42,634,936 and 42,990,227 shares at December 31, 2016 and 2015, respectively, at a redemption value of $10.00 per share	426,349,360	429,902,270
Shareholders’ equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized, 2,365,064 shares issued and outstanding (excluding 42,634,936 shares subject to possible redemption) at December 31, 2016, and 2,009,773 shares issued and outstanding (excluding 42,990,227 shares subject to possible redemption) at December 31, 2015	237	201
Class F ordinary shares, $0.0001 par value; 20,000,000 shares authorized, 11,250,000 shares issued and outstanding	1,125	1,125
Additional paid-in capital	8,810,276	5,257,402
Accumulated deficit	(3,811,632)	(258,727)

Total shareholders’ equity	5,000,006	5,000,001
Total liabilities and shareholders’ equity	$451,169,249	$451,270,085

The accompanying notes are an integral part of these consolidated financial statements.

Pace Holdings Corp.

Consolidated Statements of Operations

		For the Period
	For the Year	from June 3,
	Ended	2015 (inception) to
	December 31, 2016	December 31, 2015
Revenue	$—	$—
Professional fees and other expenses	4,451,192	192,622
Organizational costs	—	66,105

Loss from operations	(4,451,192)	(258,727)
Interest income	898,287	—

Net loss attributable to ordinary shares	$(3,552,905)	$(258,727)

Net loss per ordinary share:
Basic and diluted	$(0.27)	$(0.04)

Weighted average ordinary shares outstanding (excluding shares subject to possible redemption):
Basic and diluted	13,290,649	6,228,213

The accompanying notes are an integral part of these consolidated financial statements.

Pace Holdings Corp.

Consolidated Statement of Shareholders’ Equity

	Preferred Shares		Class A Ordinary Shares		Class F Ordinary Shares		Additional Paid - In Capital	Accumulated Deficit	Shareholder’s Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Sale of Class F ordinary shares on June 30, 2015 to Sponsor at $0.002 per share	—	$—	—	$—	10,062,500	$1,006	$23,994	$—	$25,000
Capitalization of Class F ordinary shares on September 10, 2015	—	—	—	—	1,437,500	144	(144)	—	—
Proceeds from initial public offering of Units on September 16, 2015 at $10.00 per Unit	—	—	45,000,000	4,500	—	—	449,995,500	—	450,000,000
Sale of 22,000,000 Private Placement Warrants to Sponsor on September 16, 2015 at $0.50 per Private Placement Warrant	—	—	—	—	—	—	11,000,000	—	11,000,000
Underwriters discounts	—	—	—	—	—	—	(9,000,000)	—	(9,000,000)
Offering costs charged to additional paid-in capital	—	—	—	—	—	—	(1,114,002)	—	(1,114,002)
Deferred underwriting compensation	—	—	—	—	—	—	(15,750,000)	—	(15,750,000)
Class F ordinary shares forfeited by Sponsor on October 25, 2015	—	—	—	—	(250,000)	(25)	25	—	—
Class A ordinary shares subject to possible redemption; 42,990,227 shares at a redemption value of $10.00 per share	—	—	(42,990,227)	(4,299)	—	—	(429,897,971)	—	(429,902,270)
Net loss attributable to ordinary shares	—	—	—	—	—	—	—	(258,727)	(258,727)

Balance at December 31, 2015	—	$—	2,009,773	$201	11,250,000	$1,125	$5,257,402	$(258,727)	$5,000,001

Change in shares subject to possible redemption	—	—	355,291	36	—	—	3,552,874	—	3,552,910
Net loss attributable to ordinary shares	—	—	—	—	—	—	—	(3,552,905)	(3,552,905)

Balance at December 31, 2016	—	$—	2,365,064	$237	11,250,000	$1,125	$8,810,276	$(3,811,632)	$5,000,006

The accompanying notes are an integral part of these consolidated financial statements.

Pace Holdings Corp.

Consolidated Statements of Cash Flows

		For the Period
	For the Year	from June 3,
	Ended	2015 (inception) to
	December 31, 2016	December 31, 2015
Cash flows from operating activities:
Net loss attributable to ordinary shares	$(3,552,905)	$(258,727)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	25,423	(152,339)
Accrued professional fees and other expenses	3,767,873	52,010
Accrued formation costs	(565,804)	—
Interest on investments held in Trust Account	(898,287)	—

Net cash used in operating activities	(1,223,700)	(359,056)
Cash flows from investing activities:
Proceeds deposited into Trust Account	—	(450,000,000)

Net cash used in investing activities	—	(450,000,000)
Cash flows from financing activities:
Proceeds from sale of Class F ordinary shares to Sponsor	—	25,000
Proceeds from sale of Units in initial public offering	—	450,000,000
Proceeds from sale of Private Placement Warrants to Sponsor	—	11,000,000
Proceeds of notes payable from Sponsor	250,000	300,000
Payment of underwriters discounts	—	(9,000,000)
Payment of accrued offering costs	—	(548,198)
Repayment of notes payable from Sponsor	—	(300,000)

Net cash provided by financing activities	250,000	451,476,802
Net change in cash	(973,700)	1,117,746
Cash at beginning of period	1,117,746	—

Cash at end of period	$144,046	$1,117,746

Supplemental disclosure of non-cash financing activities:
Deferred underwriting compensation	$15,750,000	$15,750,000
Accrued offering costs	$—	$565,804

The accompanying notes are an integral part of these consolidated financial statements.

Pace Holdings Corp.

Notes to Consolidated Financial Statements

1. Organization and Business Operations

Organization and General

Pace Holdings Corp. (the “Company”) was incorporated in the Cayman Islands on June 3, 2015 under the name Paceline Holdings Corp. The Company changed its name to Pace Holdings Corp. on August 7, 2015. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s sponsor is TPACE Sponsor Corp., a Cayman Islands exempted company (the “Sponsor”).

On December 9, 2016, the Company formed Porto Holdco B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Holdco”), and New PACE Holdings Corp., a Cayman Islands exempted company (“New Pace”), in contemplation of a business combination. Holdco is a wholly owned subsidiary of the Company. New Pace is a wholly owned subsidiary of Holdco.

On December 13, 2016, the Company, Playa Hotels & Resorts B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Playa”), Porto Holdco B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Holdco”), and New PACE Holdings Corp., a Cayman Islands exempted company (“New Pace”), entered into a Transaction Agreement (as amended on February 6, 2017 and as it may be further amended from time to time, the “Transaction Agreement”), providing for a business combination involving the Company and Playa (the “Business Combination”). The corporate form of Holdco will be converted to a Dutch public limited liability company prior to consummation of the Business Combination. Upon the terms and subject to the conditions of the Transaction Agreement, the Company and Playa have agreed to effect a transaction that would replicate the economics of a merger of the Company and Playa.

The Transaction Agreement and the transactions contemplated thereby (the “Transactions”) were unanimously approved by the Board of Directors of the Company on December 12, 2016.

On December 19, 2016, Holdco filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Form S-4”) in connection with the Proposed Business Combination. The Form S-4 and subsequent amendments thereof constitutes a prospectus of Holdco and includes a proxy statement of the Company. On February 10, 2017, the Form S-4 was declared effective by the SEC. On February 13, 2017, the Company filed with the United States Securities and Exchange Commission (the “SEC”) a Definitive Proxy Statement on Schedule 14A relating to the Transactions.

In connection with the execution of the Transaction Agreement, the Company entered into subscription agreements with certain investors, including affiliates and certain members of the Company’s management, pursuant to which such investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to such investors, newly issued Class A Shares for gross proceeds of approximately $50,000,000 at the time of the Business Combination.

All activity for the period from June 3, 2015 (“Inception”) through December 31, 2016 relates to the Company’s formation and initial public offering of units consisting of the Company’s Class A ordinary shares and warrants to purchase Class A ordinary shares (the “Public Offering”) and the identification, evaluation and undertaking of a Business Combination. The Company will not generate any operating revenues until after completion of a Business Combination at the earliest. The Company has selected December 31st as its fiscal year end.

Going Concern

If the Company does not complete an initial Business Combination within 24 months of September 16, 2015 (the “Close Date”), the Company will (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem all of the Class A ordinary shares issued as part of the units in the Public Offering (“Public Shares”) at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account with Continental Stock Transfer and Trust Company acting as trustee (the “Trust Account”), including interest, net of taxes (less up to $50,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the shareholder rights of owners of Class A ordinary shares (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution, including Trust Account assets, will be less than the initial public offering price per unit in the Public Offering. In addition, if the Company fails to complete its Business

Combination within 24 months of the Close Date, there will be no redemption rights or liquidating distributions with respect to warrants to purchase the Company’s Class A ordinary shares, which will expire worthless. This mandatory liquidation and subsequent dissolution requirement raises substantial doubt about the Company’s ability to continue as a going concern.

In addition, at December 31, 2016, the Company had cash on hand of $144,046 and current liabilities of $4,069,883 largely due to amounts owed to professionals, consultants, advisors and others who are working on completing a Business Combination. Such work is continuing after December 31, 2016 and amounts are continuing to accrue. The Company’s ability to continue as a going concern is dependent upon its ability to consummate a Business Combination or obtain additional funds. On March 1, 2017, the Company’s shareholders voted to, among other things, adopt the Transaction Agreement and approve the Transactions. The Transactions are subject to certain conditions and are not expected to close before March 10, 2017 unless the parties agree otherwise. There can be no assurance that the Transactions will close. Management’s options for obtaining additional working capital include potentially requesting loans from the Sponsor or affiliates of the Sponsor, or certain of the Company’s executive officers or directors. Additional funds could also be raised through a private offering of debt or equity. There can be no assurance that the Company will be able to raise such funds. The uncertainty regarding the lack of resources to pay the above noted liabilities raises substantial doubt about the Company’s ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared on a going concern basis and do not include any adjustments that might arise as a result of uncertainties about the Company’s ability to continue as a going concern.

Financing

The registration statement for the Company’s Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on September 10, 2015. The Public Offering closed on September 16, 2015 (the “Close Date”). The Company’s Sponsor purchased $11,000,000 of warrants in a private placement at the Close Date.

The Company intends to finance a Business Combination with proceeds from its $450,000,000 Public Offering and $11,000,000 private placement (see Note 3). At the Close Date, $450,000,000 of the proceeds from the Public Offering and private placement were deposited in the Trust Account. At December 31, 2016, all Trust Account funds were invested in a money market account invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act (“Money Market Investments”).

At the Close Date, the Company held proceeds from the Public Offering and private placement outside the Trust Account of $11,000,000, of which $9,000,000 was used to pay underwriting discounts and $300,000 was used to repay notes payable from the Sponsor. The balance was reserved to pay accrued offering and formation costs, business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Trust Account

On January 4, 2016, funds held in the Trust Account were invested in Money Market Investments.

Trust Account funds will not be removed except for the withdrawal of a portion of interest income to be utilized to pay taxes, if any, until the earliest of (i) the completion of a Business Combination, (ii) the redemption of any Public Shares properly tendered in connection with a shareholder vote to amend the amended and restated memorandum and articles of association to modify the substance and timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within 24 months after the Close Date, or (iii) the redemption of all of the Company’s Public Shares if it is unable to complete a Business Combination within 24 months after the Close Date, subject to applicable law.

Business Combination

The Company has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with, or acquisition of, one or more target businesses that together have a fair market equal to at least 80% of the balance of the Trust Account, net of any deferred underwriting discounts and taxes payable on earned interest, at the date a definitive agreement to proceed with a Business Combination is signed. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek shareholder approval of the Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest but less taxes payable, or (ii) provide shareholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to consummation of the Business Combination, including interest but less taxes payable. The decision as to whether the Company will seek shareholder approval of a Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval, unless a vote is required by NASDAQ rules or otherwise required by law. If the Company seeks shareholder approval, it will complete a Business Combination only if a majority of the outstanding ordinary shares voted are voted in favor of the Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets, or total shareholder’s equity, to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and related Business Combination, and would resume its search for an alternate Target Business with which to undertake a Business Combination.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with a Business Combination, a public shareholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest but less taxes payable. As a result, such ordinary shares are recorded at their redemption amount and classified as temporary equity in accordance with Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”).

The Company has 24 months from the Close Date to complete a Business Combination. If the Company does not complete a Business Combination within this time period, it shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest, net of tax (less up to $50,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the shareholder rights of owners of Class A ordinary shares (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s four independent directors (collectively, the “Initial Shareholders”) have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within 24 months after the Close Date. However, if the Initial Shareholders acquire Public Shares after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete the Business Combination within 24 months after the Close Date.

If the Company fails to complete a Business Combination within 24 months after the Close Date, the resulting redemption of the Company’s Class A ordinary shares will reduce the book value per share for the Class F ordinary shares held by the Initial Shareholders, who would be the only remaining shareholders after such a redemption.

If the Company completes a Business Combination within 24 months after the Close Date, funds in the Trust Account will be used to pay for the Business Combination, redemptions of Class A ordinary shares, if any, the deferred underwriting compensation of $15,750,000 and accrued expenses related to the Business Combination. Any funds remaining will be made available to the Company to provide working capital to finance the Company’s business operations.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC, and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the Company’s financial position at December 31, 2016 and 2015, and the results of operations and cash flows for the periods presented.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and the accounts of the Company’s wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation.

Reclassification

Certain amounts in the financial statements at December 31, 2015 have been reclassified to conform to the presentation of financial information at December 31, 2016. These reclassifications have no effect on results as previously reported.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair values of the Company’s assets and liabilities which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the balance sheets due to their short-term nature.

Fair Value Measurement

ASC 820 establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I measurements) and the lowest priority to unobservable inputs (Level III measurements).

Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will typically have a higher degree of input observability and a lesser degree of judgment applied in determining fair value.

The three levels of the fair value hierarchy under ASC 820 are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical investments at the measurement date are used.

Level II – Pricing inputs are other than quoted prices included within Level I that are observable for the investment, either directly or indirectly. Level II pricing inputs include quoted prices for similar investments in active markets, quoted prices for identical or similar investments in markets that are not active, inputs other than quoted prices that are observable for the investment, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level III – Pricing inputs are unobservable and include situations where there is little, if any, market activity for the investment. The inputs used in determination of fair value require significant judgment and estimation.

In some cases, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the investment is categorized in its entirety is determined based on the lowest level input that is significant to the investment. Assessing the significance of a particular input to the valuation of an investment in its entirety requires judgment and considers factors specific to the investment. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment.

Redeemable Ordinary Shares

All 45,000,000 Class A ordinary shares sold as part of the units in the Public Offering contain a redemption feature as discussed in Note 1. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its Class A ordinary shares in an amount that would cause its net tangible assets, or total shareholders’ equity, to fall below $5,000,001. Accordingly, at December 31, 2016 and 2015, 42,634,936 and 42,990,227, respectively, of the Company’s 45,000,000 Class A ordinary shares were classified outside of permanent equity.

Net Loss per Ordinary Share

Net loss per ordinary share is computed by dividing net loss attributable to ordinary shares by the weighted average number of ordinary shares outstanding during the period, plus, to the extent dilutive, the incremental number of ordinary shares to settle warrants, as calculated using the treasury stock method. At December 31, 2016, the Company had outstanding warrants for the purchase of up to 22,333,333 Class A ordinary shares. For all periods presented, the weighted average of these shares was excluded from the calculation of diluted net loss per ordinary share because its inclusion would have been anti-dilutive. As a result, diluted net loss per ordinary share is equal to basic net loss per ordinary share.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” The Company incurred offering costs in connection with its Public Offering of $1,114,002, primarily consisting of accounting and legal services, securities registration expenses and exchange listing fees. These costs, along with paid and deferred underwriter discounts totaling $24,750,000, were charged to additional paid-in capital at the Close Date.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2016. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes for the Company are not reflected in the Company’s consolidated financial statements.

Certain costs relating to the incorporation a subsidiary of the Company are deductible for income tax purposes in the Netherlands, and resulted in the generation of a deferred tax asset of $11,922 that was offset by a valuation allowance. An effective tax rate of 25% was utilized to compute the deferred tax asset.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

3. Public Offering

In its Public Offering, the Company sold 45,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one of the Company’s Class A ordinary shares, $0.0001 par value, and one redeemable Class A ordinary share purchase warrant (“Warrant”). The Company has agreed to use its best efforts to file a registration statement, and cause such registration statement to become effective under the Securities Act, covering the Class A ordinary shares underlying the Warrants following the completion of a Business Combination. Each Warrant entitles the holder to purchase one third of one Class A ordinary share for one third of $11.50 per one third share. Warrants may be exercised only for a whole number of ordinary shares; no fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, the

Company will round down to the nearest whole number the number of Class A ordinary shares to be issued to the Warrant holder. Each Warrant will become exercisable on the later of 30 days after the completion of a Business Combination or 12 months from the Close Date, and will expire after the earlier of five years after the completion of a Business Combination, or upon redemption or liquidation. Alternatively, if the Company does not complete a Business Combination within 24 months after the Close Date, the Warrants will expire at the end of such period. If the Company is unable to deliver registered Class A ordinary shares to a holder upon exercise of Warrants issued in connection with the 45,000,000 Units during the exercise period, the Warrants will expire worthless, except to the extent that they may be exercised on a cashless basis in the circumstances described in the Warrant agreement. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole, but not in part, at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, and only in the event that the last sale price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Warrant holders.

The Company paid an underwriting discount of 2.00% of the gross proceeds of the Public Offering, or $9,000,000, to the underwriters at the Close Date, with an additional fee (the “Deferred Discount”) of 3.50% of the gross proceeds of the Public Offering, or $15,750,000, payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes a Business Combination. The underwriters are not entitled to receive any of the interest earned on Trust Account funds that would be used to pay the Deferred Discount. The Deferred Discount is recorded as deferred underwriter compensation at the Company’s balance sheet.

4. Related Party Transactions

Founder Shares

On June 30, 2015, the Sponsor purchased 10,062,500 Class F ordinary shares for $25,000, or approximately $0.002 per share. On September 4, 2015, the Sponsor transferred 35,000 Class F ordinary shares to each of the Company’s four independent directors at their original purchase price. Immediately prior to the pricing of the Public Offering, on September 10, 2015, the Company’s board of directors effected a capitalization of 1,437,500 Class F ordinary shares to the Initial Shareholders, resulting in an aggregate issuance of 11,500,000 Class F ordinary shares (the “Founder Shares”) of which 1,500,000 shares were subject to forfeiture by the Sponsor if the underwriters’ over-allotment option was not exercised in full by a specified date. On October 25, 2015, our Sponsor forfeited 250,000 Founder Shares on the expiration of the unexercised portion of the underwriters’ over-allotment option. Following the capitalization and forfeiture, the Sponsor held 11,090,000 Founder Shares and each of the Company’s four independent directors held 40,000 Founder Shares.

The Founder Shares are identical to the Class A ordinary shares included in the Units sold in the Public Offering except that the Founder Shares are subject to certain rights and transfer restrictions, as described in further detail below, and are automatically converted into Class A ordinary shares at the time of a Business Combination on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained in the Company’s amended and restated memorandum and articles of association.

The Initial Shareholders have agreed not to transfer, assign or sell any Founder Shares until the earlier of (i) one year after the completion of a Business Combination, or earlier if, subsequent to a Business Combination, the last sale price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination or (ii) the date at which the Company completes a liquidation, merger, stock exchange or other similar transaction after a Business Combination that results in all of the Company’s public shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock Up Period”).

Private Placement Warrants

Prior to the Close Date, the Sponsor purchased 22,000,000 warrants at a price of $0.50 per warrant, or $11,000,000, in a private placement (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one third of one Class A ordinary share for one third of $11.50 per one third share. Private Placement Warrants may not be redeemed by the Company so long as they are held by the Sponsor or its permitted transferees. If any Private Placement Warrants are transferred to holders other than the Sponsor or its permitted transferees, such Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Warrants included in the Units sold in the Public Offering. The Sponsor or its permitted transferees have the option to exercise the Private Placement Warrants on a cashless basis.

If the Company does not complete a Business Combination within 24 months after the Close Date, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Company’s Class A ordinary shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Registration Rights

Holders of the Founder Shares and Private Placement Warrants hold registration rights pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands that the Company register the Private Placement Warrants and the Class A ordinary shares underlying the Private Placement Warrants and the Class F ordinary shares. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed by the Company subsequent to its completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that that Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Notes

On November 9, 2016, the Company issued an unsecured promissory note to the Sponsor that provides for the Sponsor to advance the Company up to $1,250,000 (the “Note”). The Note is non-interest bearing with all unpaid principal due and payable on the first to occur of (i) September 15, 2017, or (ii) the date on which the Company consummates a business combination. Funds in the Trust Account will not be used to repay any amounts outstanding under the Note if the Company does not complete a Business Combination. On November 18, 2016, the Company borrowed $250,000 under the Note. The outstanding balance on the Note at December 31, 2016 was $250,000.

Between Inception and the Close Date, the Sponsor loaned the Company $300,000 in unsecured promissory notes. The funds were used to pay up front expenses associated with the Public Offering. These notes were non-interest bearing and were repaid in full to the Sponsor at the Close Date.

Administrative Services Agreement

On September 10, 2015, the Company entered into an agreement to pay monthly recurring expenses of $10,000 for office space, administrative and support services to an affiliate of the Sponsor effective at the Close Date. The agreement terminates upon the earlier of the completion of a Business Combination or the liquidation of the Company. For the year ended December 31, 2016 and the period from Inception to December 31, 2015, the Company incurred expenses of $120,000 and $35,000, respectively, under this agreement.

Subscription Agreements

On December 13, 2016, the Company and Holdco entered into subscription agreements (the “PHC Subscription Agreements”) with members of the Company’s management and affiliates (collectively, the “PHC Investors”), pursuant to which the PHC Investors agreed to purchase 1,015,000 Class A ordinary shares for a purchase price of $10.00 per share, or an aggregate of $10,150,000 million, at the time of the Transactions (defined below). The PHC Investors may assign their rights under the PHC Subscription Agreements to one or more parties, subject to compliance with the securities laws. The PHC Subscription Agreements are conditioned on the closing of the Transactions and other customary closing conditions.

5. Cash Held in Trust Account

Gross proceeds of $450,000,000 and $11,000,000 from the Public Offering and the sale of the Private Placement Warrants, respectively, less underwriting discounts of $9,000,000; and funds of $2,000,000 designated to pay the Company’s accrued formation and offering costs, ongoing administrative and acquisition search costs, plus repay notes payable of $300,000 to the Sponsor at the Close Date were placed in the Trust Account at the Close Date.

On January 4, 2016, funds held in the Trust Account were invested in Money Market Investments, which are considered Level I investments under ASC 820. For the year ended December 30, 2016, the investments held in the Trust Account generated interest income of $898,287, all of which was reinvested in Money Market Investments. At December 31, 2016, the balance of funds held in the Trust Account was $450,898,287.

6. Deferred Underwriting Compensation

The Company is committed to pay the Deferred Discount of 3.50% of the gross proceeds of the Public Offering, or $15,750,000, to the underwriters upon the Company’s completion of a Business Combination. The underwriters are not entitled to receive any of the interest earned on Trust Account funds that would be used to pay the Deferred Discount, and no Deferred Discount is payable to the underwriters if a Business Combination is not completed within 24 months after the Close Date.

7. Shareholders’ Equity

Class A Ordinary Shares

The Company is authorized to issue 200,000,000 Class A ordinary shares. Depending on the terms of a potential Business Combination, the Company may be required to increase the number of authorized Class A ordinary shares at the same time as its shareholders vote on the Business Combination to the extent the Company seeks shareholder approval in connection with its Business Combination. Holders of Class A ordinary shares are entitled to one vote for each share with the exception that prior to the completion of a Business Combination only holders of Class F ordinary shares have the right to vote on the election of directors. At December 31, 2016 and 2015, there were 45,000,000 Class A ordinary shares issued and outstanding, of which 42,634,936 and 42,990,227 shares, respectively, were subject to possible redemption.

Class F Ordinary Shares

The Company is authorized to issue 20,000,000 Class F ordinary shares. Holders of the Company’s Class F ordinary shares are entitled to one vote for each ordinary share, plus prior to the completion of a Business Combination only holders of Class F ordinary shares have the right to vote on the election of directors. Class F ordinary shares are automatically converted to Class A ordinary shares on a one-for-one basis, subject to adjustment, at the time of a Business Combination. The Initial Shareholders, the sole holders of Class F ordinary shares, have agreed not to transfer, assign or sell any Class F ordinary shares during the Lock Up Period. On October 25, 2015, the Sponsor forfeited 250,000 Class F ordinary shares on the expiration of the remaining portion of the underwriters’ over-allotment option so that the Founder Shares would represent 20% of the total ordinary shares outstanding. At both of December 31, 2016 and 2015, there were 11,250,000 Class F ordinary shares issued and outstanding.

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares. The Company’s board of directors has the authority to determine the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the preferred shares of each series. The board of directors may, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of Class A ordinary shares, and which could have anti-takeover effects. At both of December 31, 2016 and 2015, there were no shares of preferred stock issued or outstanding.

8. Quarterly Financial Information (Unaudited)

Following are the Company’s unaudited quarterly statements of operations for the period from Inception to June 30, 2015 and the quarters ended September 30, 2015 through December 31, 2016. The Company has prepared the quarterly data on a consistent basis with the audited consolidated financial statements included elsewhere in this Annual Report on Form 10-K and, in the opinion of management, the financial information reflects all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for these periods. This information should be read in conjunction with the audited consolidated financial statements and related notes included elsewhere in this Annual Report on Form 10-K. These quarterly operating results are not necessarily indicative of the Company’s operating results for any future period. The financial information presented below has been prepared assuming the Company will continue as a going concern. See Note 1 for additional discussion regarding the going concern uncertainty.

	For the	For the	For the	For the
	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Operating expenses:
Professional fees and other expenses	$241,866	$695,792	$213,972	$3,299,562
Interest income	111,532	288,816	227,747	270,192

Net loss attributable to ordinary shares	$(130,334)	$(406,976)	$13,775	$(3,029,370)

Net loss per ordinary share:
Basic and diluted	$(0.01)	$(0.03)	$0.00	$(0.23)

Weighted average ordinary shares outstanding:
Basic and diluted	13,259,916	13,273,254	13,313,486	13,315,381

	For the Period	For the	For the
	from June 3,	Three Months	Three Months
	2015 (inception) to	Ended	Ended
	June 30, 2015	September 30, 2015	December 31, 2015
Operating expenses:
Professional fees and other expenses	$28,500	$52,841	$111,281
Organizational costs	26,000	33,789	6,316

Net loss attributable to ordinary shares	$(54,500)	$(86,630)	$(117,597)

Net loss per ordinary share:
Basic and diluted	$(0.15)	$(0.01)	$(0.01)

Weighted average ordinary shares outstanding:
Basic and diluted	359,375	10,679,046	13,327,708

9. Subsequent Events

On January 5, 2017, the Company, received a letter from the staff of the Listing Qualifications Department of The Nasdaq Stock Market (“NASDAQ”) notifying the Company that the Company no longer complies with NASDAQ Listing Rule 5620(a) for continued listing due to its failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ended December 31, 2015. The Company had 45 calendar days from January 5, 2017 to submit a plan to regain compliance. On February 21, 2017, the Company submitted its plan to NASDAQ. If NASDAQ accepts the Company’s plan, NASDAQ may grant an exception of up to 180 calendar days from the fiscal year end, or until June 29, 2017, to regain compliance.

Effective February 8, 2017, the Sponsor re-registered as a limited liability company under the name TPG Pace Sponsor, LLC.

On February 17, 2017, the Company as sole shareholder of Holdco made a capital contribution of 50,000 Euros to Holdco prior to the conversion of Holdco into an Dutch public limited liability company (naamloze vennootschap) (“N.V.”). The Company made the capital contribution in order to comply with Dutch law which mandates regulatory minimum capital requirements for a Dutch N.V..

On March 1, 2017, the Company held a shareholders’ meeting at which its shareholders voted to, among other things, adopt the Transaction Agreement and approve the Transactions. The Transactions are subject to certain conditions and are not expected to close before March 10, 2017 unless the parties agree otherwise. There can be no assurance that the Transactions will close. If the Transactions are not consummated, the Company will continue to review opportunities to enter into Business Combination with another target business. In such event, there can be no assurance that the Company will complete a Business Combination with any other target business.

Other than the foregoing, management has performed an evaluation of subsequent events through March 3, 2017, the date the consolidated financial statements were issued, noting no items which require adjustment or disclosure.

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Item 9A. Controls and Procedures.

Disclosure Controls and Procedures

We maintain “disclosure controls and procedures” as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are designed to ensure that information required to be disclosed in reports filed or submitted under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified by the rules and regulations of the SEC. Disclosure controls and procedures are designed to ensure that information required to be disclosed in our Exchange Act reports is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2016. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were effective.

Internal Control over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or because the degree of compliance with policies or procedures may deteriorate.

Management conducted, under the supervision of our Chief Executive Officer and Chief Financial Officer, an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, commonly referred to as the “COSO” criteria. Based on the assessment performed, management concluded that our internal control over financial reporting was effective as of December 31, 2016.

This Annual Report on Form 10-K does not include an attestation report of our registered public accounting firm due to a transition period established by rules of the SEC for newly public companies.

During the most recently completed fiscal year, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B. Other Information.

None.